Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the use in this Amendment No. 1 to Registration Statement (File No. 333-272655) on Form S-4 of our report dated April 4, 2023, relating to the consolidated financial statements of SharpLink Gaming Ltd. and Subsidiaries (the “Company”). Our report contains an explanatory paragraph regarding the Company’s ability to continue as a going concern. We also consent to the reference to our firm under the heading “Experts” in the prospectus.

/s/ Cherry Bekaert LLP

Raleigh, North Carolina

October 4, 2023